UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 19, 2006
Life Time Fitness, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6442 City West Parkway
Eden Prairie, Minnesota		55344

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(952) 947-0000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
On September 19, 2006, the Compensation Committee of the Board of Directors of Life Time Fitness, Inc. (the “Company”) approved a modification to one of the performance measures under the 2006 Key Executive Incentive Compensation Plan (the “Incentive Plan”) for the Company’s executive officers. The Incentive Plan provides for a year-end payment based on the Company’s actual capital expenditures (CapEx) as compared to planned CapEx for 2006. On September 19, 2006, for purposes of the Incentive Plan, the Compensation Committee approved an increase in planned CapEx for 2006 by 7% to reflect the fact that expenses for the construction of new centers and other projects have been higher than originally planned primarily due to higher construction costs across the states where the Company is opening centers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: September 25, 2006	By /s/ Eric J. Buss
Eric J. Buss
Executive Vice President, General Counsel and Secretary